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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 12, 2005

                          Crowley Maritime Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                    000-49717                94-3148464
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)


155 Grand Avenue, Oakland, California                              94612
(Address of principal executive offices)                         (Zip Code)

                                 (510) 251-7500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement.

On October 12, 2005, Crowley Maritime Corporation (the "Company") and William P. Verdon entered into an Agreement for Contract Services (the "Consulting Agreement") which provides the Company with the continued benefit of Mr. Verdon's knowledge and expertise after his employment as Senior Vice President and General Counsel of the Company ends, which is expected to occur on December 31, 2005.

Under the terms of the Consulting Agreement: (a) Mr. Verdon agrees to serve as a consultant for a term of three years after his employment as Senior Vice President and General Counsel of the Company ends; and (b) the Company agrees to pay Mr. Verdon a monthly retainer of $16,667 plus the cost of term life insurance in the amount of $550,000 during the term of the Consulting Agreement.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CROWLEY MARITIME CORPORATION

Dated: October 12, 2005                     /s/ William P. Verdon
                                            ----------------------------
                                            Senior Vice President and
                                             General Counsel